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                                                                     EXHIBIT 5.1


Bartlit Beck Herman Palenchar & Scott
511 Sixteenth Street, Suite 700
Denver, Colorado 80202

May 3, 1996



Titanium Metals Corporation
1999 Broadway, Suite 4300
Denver, Colorado 80202                                            (303) 592-3100

         Re:      Common Stock of Titanium Metals Corporation

Ladies and Gentlemen:

                 We have examined Registration Statement on Form S-1 No. 333-2940 together with all amendments thereto (the "Registration Statement"), filed by Titanium Metals Corporation (the "Company") with the Securities and Exchange Commission (the "Commission") in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 10,000,000 shares (11,500,000 shares if the underwriters' over-allotment option is exercised in full) shares of the Company's common stock, $.01 par value per share (the "Shares"). We are familiar with the proceedings taken by the Company in connection with the authorization, issuance and sale of the Shares.

                 Based upon the foregoing, we are of the opinion that: when, as and if (i) the Registration Statement shall have become effective pursuant to the provisions of the Securities Act, (ii) the Company shall have received payment in full for the Shares, and (iii) the Shares shall have been issued in the form and containing the terms described in the Registration Statement, the resolutions of the Company's Board of Directors (and any authorized committee thereof) authorizing the foregoing and any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities to be obtained, the Shares will, when sold, be legally issued, fully paid and nonassessable.

                 We consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Registration Statement.


                                        Very truly yours,